SCHEDULE 14A

                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF

                       THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|
Check the appropriate box:

   |_|  Preliminary Proxy Statement

   |_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

   |_|  Definitive Proxy Statement

   |X|  Definitive Additional Materials

   |_|  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                               DIME BANCORP, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
   |X| No fee required.

   |_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1) Title of each class of securities to which transaction applies:

   (2) Aggregate number of securities to which transaction applies:

   (3) Per unit price or underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it is determined):

   (4) Proposed maximum aggregate value of transaction:

   (5) Total fee paid:


   |_| Fee paid previously with preliminary materials.

   |_| Check box if any part of the fee is offset as provided by Exchange Act
       Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

   (1) Amount previously paid:

   (2) Form, Schedule or Registration Statement no.:

   (3) Filing Party:

   (4) Date Filed:

                                                           March 9, 2000


Dear Retirement 401 (k) Investment Plan Participant:

Re: Proxy Solicitation/March 15, 2000 Special Meeting of Stockholders
---------------------------------------------------------------------

         As you know, a Special Meeting of Stockholders of Dime Bancorp, Inc. is scheduled to be held on March 15, 2000 to vote on the Agreement and Plan of Merger between Hudson United Bancorp and Dime. Because you have shares of Dime Bancorp Inc. common stock in your Retirement 401(k) Investment Plan account as of February 4, 2000 (the record date for the Special Meeting), you are entitled to direct the Plan Trustee (Putnam Fiduciary Trust Company) as to the manner in which those shares are to be voted at the Special Meeting.

         Enclosed with this letter is a Supplement to the Proxy Statement and Prospectus and a new proxy card for use in connection with the Special Meeting. Please review this Supplement carefully as it contains important information related to your vote. If you have sent in your proxy card and do not wish to change your vote, you do not need to do anything at this time. If you have not yet voted or if you wish to change your vote, please complete and return the enclosed proxy card.

         Because votes by Plan participants will need to be tabulated before the final due date for general voting by Dime stockholders, your properly submitted proxy for shares held under the Plan must be received by BankBoston, N.A., no later than the close of business on March 13th. In order to accommodate the revised timetable, you may fax this card to BankBoston, N.A. at any time up until 5:00pm EST on Monday March 13th at (781) 575-2534.

         Under the Plan, the Plan Trustee will vote, either in person or by proxy at the Special Meeting, all shares of Dime common stock for which timely votes are cast by participants in accordance with such voting instructions. With respect to shares of Dime stock held by the Plan for which voting instructions are not timely received from participants, the Benefits Committee of Dime, to the extent consistent with applicable law, will direct the Plan Trustee to vote such shares at the Special Meeting generally in the same proportion as the voting instructions that are timely received with respect to Dime stock held by the Plan.

Thank you very much for your cooperation, and please feel free to call the Benefits Department at (516) 745-2424 should you have any questions.

                                                       Very truly yours,


                                                       Janet Krasowski
                                                       Benefits Director